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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated November 17, 1997, except as to the reverse stock split described in Note 12 which is as of December 15, 1997, relating to the financial statements of Icon CMT Corp. which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years in the period ended December 31, 1996 and the nine months ended September 30, 1997 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading 'Experts' in such Prospectus.



PRICE WATERHOUSE LLP
Stamford, Connecticut
February 5, 1998



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